UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 8, 2018
Date of Report (date of earliest event reported)

iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38380 (Commission File Number)	82-3129582 (I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 8, 2018, iPic Entertainment Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that its application to transfer its Class A common stock from The Nasdaq Global Select Market to The Nasdaq Capital Market has been approved. The Company’s Class A common stock will be transferred to The Nasdaq Capital Market at the opening of business on August 10, 2018 and will continue to trade under the symbol “IPIC”.

As previously announced, on May 9, 2018, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that for the 30 consecutive business days prior to the date of the letter, the Company did not meet the minimum market value of publicly held shares of $15,000,000 required for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(b)(3)(C). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), Nasdaq provided the Company with 180 calendar days, or until November 5, 2018, to regain compliance. In lieu of seeking to regain compliance for continued listing on The Nasdaq Global Select Market, the Company applied to transfer the listing of its Class A common stock to The Nasdaq Capital Market.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iPic Entertainment Inc.

Date: August 9, 2018	/s/ Paul Westra
Paul Westra Chief Financial Officer

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